UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4, 2008 (March 31, 2008)

Genesis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33073	20-2775009
(State or other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

15849 N. 71st Street, Suite 226
Scottsdale, Arizona 85254-2179
(Address of Registrant's Principal Executive Offices) (Zip Code)

(480) 281-1494
(Registrant's telephone number, including area code)

1525 Clover Hill Road, Mansfield, Texas 76063
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2008, BioAuthorize, Inc. (“BioAuthorize), a wholly-owned subsidiary of Genesis Holdings, Inc. (the “Company”) executed a Settlement and Release Agreement with Soliton, Inc. doing business as BlueCar Partners, a New York limited liability company (“Soliton”), to terminate the BlueCar Partners, LLC Letter Agreement dated December 7, 2007 by and between Soliton and BioAuthorize, and later amended by the First Amendment to the Agreement dated January 18, 2008 (collectively, the “Agreement”). Under provisions of the twelve-month Agreement, Soliton was providing consulting services to BioAuthorize. BioAuthorize was required to make monthly payments of $30,000 along with other cash consideration and did issue to Soliton 15,856 shares of common stock of BioAuthorize.

Under provisions of the Share Exchange Agreement dated February 18, 2008 by and among the Company, BioAuthorize and the BioAuthorize Shareholders listed on Exhibit A to that agreement, Soliton, as a BioAuthorize Shareholder, received 2,400,000 shares of common stock of the Company in exchange for its shares of common stock of BioAuthorize. Pursuant to the Settlement and Release Agreement, Soliton will no longer be required to perform services for BioAuthorize, BioAuthorize will no longer be required to make any additional payments to Soliton, and Soliton is transferring and redelivering to the Company for cancellation 1,275,000 shares of the Company’s common stock. Soliton retains beneficial ownership of 1,125,000 shares of the Company’s common stock. Additional provisions of the Settlement and Release Agreement include a mutual release of claims by the parties and indemnification provisions between the parties.

This summary is qualified in its entirety by reference to the full text of the Settlement and Release Agreement attached as Exhibit 10.1 to this report on Form 8-K which is incorporated herein by this reference.

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective March 31, 2008, the Company completed and closed a share exchange with the Bankston Third Family Limited Partnership (“Bankston”). Under provisions of the Share Exchange Agreement dated February 18, 2008 (the “Exchange Agreement”) by and among the Company, its wholly-owned real estate subsidiary Genesis Land, Inc. (“Genesis Land”) and Bankston, the Company transferred all interests in Genesis Land to Bankston in exchange for 16,780,226 shares of common stock of the Company owned by Bankston. The Company has received from Bankston the 16,780,226 shares of common stock of the Company and cancelled those shares and delivered and transferred to Bankston all of the issued and outstanding shares of capital stock of Genesis Land. The Exchange Agreement was originally scheduled to close no later than March 17, 2008 but the parties executed a First Amendment to the Exchange Agreement to extend the Closing Date to on or before March 31, 2008. The summary of the Exchange Agreement and the First Amendment set forth above do not purport to be a complete statement of the terms of the Exchange Agreement and the First Amendment. This summary is qualified in its entirety by reference to the full text of the Exchange Agreement attached as Exhibit 2.2 to the report on Form 8-K filed on February 22, 2008, and to the full text of the First Amendment attached as Exhibit 2.1 to the report on Form 8-K filed on March 21, 2008, both of which are incorporated herein by this reference.

Pursuant to other requirements of the share exchange, Jason Pratte has resigned as a director of Genesis Land and as the President of Genesis Land effective March 31, 2008. Larry Don Bankston will retain his positions as Treasurer and Secretary of Genesis Land.

Larry Don Bankston, a partner in the Bankston Third Family Limited Partnership, is a director of the Company. The Bankston Third Family Limited Partnership beneficially owns shares of common stock in the Company.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1 Settlement and Release Agreement dated March 30, 2008 by and between BioAuthorize and Soliton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HOLDINGS, INC.

Dated: April 4, 2008	By:	/s/ Yada Schneider
Yada Schneider,
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Settlement and Release Agreement dated March 30, 2008 by and between BioAuthorize and Soliton.

*Filed herewith